Christopher Grinnell
Talcott Resolution Law Group 1 Griffin Road North
Windsor, CT 06095-1512
Tel. 1-860-791-0750 christopher.grinnell@talcottresolution.com

April 27, 2022

Board of Directors

Talcott Resolution Life Insurance Company

1 Griffin Road North

Windsor, CT 06095-1512

Re:	NQ VARIABLE ACCOUNT AND SEPARATE ACCOUNT TWO

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

File No. 033-19943

Dear	Sir/Madam:

I have acted as Associate General Counsel to Talcott Resolution Life Insurance Company (the “Company”), a Connecticut insurance company, and Talcott Resolution Life Insurance Company Separate Account Two (the “Account”) in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the “Contracts”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary

1.

The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2.	The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3.

To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4.	The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Christopher Grinnell

Christopher Grinnell

Vice President and Associate General Counsel